Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statements (Form S-8 No. 333-216495, 333-224591) pertaining to the Snap Inc. Amended and Restated 2012 Equity Incentive Plan, Snap Inc. Amended and Restated 2014 Equity Incentive Plan, Snap Inc. 2017 Equity Incentive Plan, Snap Inc. 2017 Employee Stock Purchase Plan, and the Snap Inc. Restricted Stock Unit Award Agreement with Evan Spiegel

(2)	Registration Statement (Form S-8 No. 333-219899) pertaining to the Placed, Inc. 2011 Equity Incentive Plan, as amended
(3)	Registration Statement (Form S-3 ASR No. 333-224592) of Snap Inc.

of our reports dated February 5, 2019, with respect to the consolidated financial statements of Snap Inc. and the effectiveness of internal control over financial reporting of Snap Inc. included in this Annual Report (Form 10-K) of Snap Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Los Angeles, California

February 5, 2019